EX-23.2
                           CONSENT OF COUNSEL

                            Brian F. Faulkner
                      A Professional Law Corporation
                       3900 Birch Street, Suite 113
                      Newport Beach, California 92660
                              (949) 975-0544


February 4, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eCom.com, Inc. - Form S-8 POS

Dear Sir/Madame:

     I have acted as counsel to eCom.com, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8
POS relating to the registration of 20,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Employee Stock
Incentive Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,


                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.